Exhibit 10.5

AMENDMENT NUMBER FOURTEEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of November 20, 2012,

among

PENNYMAC CORP.

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER FOURTEEN (this “Amendment Number Fourteen”) is made this 23rd day of August, 2019, among PENNYMAC CORP., a Delaware corporation, as seller, PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP” and together with PennyMac Corp., a “Seller” and jointly and severally, the “Sellers”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of November 20, 2012, among Seller, Buyer and Agent, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Buyer and Agent have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments.  Effective as of August 23, 2019 (the “Amendment Effective Date”),

(a)Section 1.01 of the Agreement is hereby amended by deleting the definition of HARP Loan.

(b)the defined term “LIBOR Base Rate” in Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

“LIBOR Base Rate” shall mean, with respect to each day any Transaction is outstanding, the rate per annum equal to the greater of (a) 0.00%, and (b) the rate per annum equal to the rate appearing on Reuters Screen LIBOR01 Page as one-month LIBOR on such date (and if such date is not a Business Day, the rate quoted as one-month LIBOR on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the rate per annum at which the Buyer is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of the Transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the aggregate Purchase Price of all Transactions outstanding on such day.

(c)Section 1.01 of the Agreement is hereby amended by adding the following new definitions immediately following the definition of Non-Exempt Person to read in its entirety as follows:

“Non-QM Mortgage Loan” shall mean a Mortgage Loan that is not a “qualified mortgage” as defined by 12 CFR 1026.43(e), but which satisfies the Ability to Repay Rule.

“Non-QM Mortgage Loan Underwriting Overlay” shall mean the underwriting guidelines of Seller with respect to the origination of any Non-QM Mortgage Loan which complies with the Ability to Repay Rule.

(d)the defined term “Termination Date” in Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

“Termination Date” shall mean August 21, 2020 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(e)The definition of Underwriting Guidelines in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Underwriting Guidelines” shall mean the underwriting guidelines attached as Exhibit E hereto, which (a) with respect to any Agency Mortgage Loans comply with all current requirements of Fannie Mae and Freddie Mac, in effect as of the date of this Agreement, (b) with respect to any Jumbo Mortgage Loans comply with all current requirements of Fannie Mae and Freddie Mac, in effect as of the date of this Agreement, other than the requirements as to the original principal balance of the Mortgage Loans, and (c) with respect to any Non-QM Mortgage Loans comply with all current requirements of Fannie Mae and Freddie Mac, in effect as of the date of this Agreement, other than the requirements as to the original principal balance of the Mortgage Loan or the debt-to-income ratio of the Mortgage Loan and the Non-QM Mortgage Loan Overlay in effect as of the date of this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement, and which have been approved (including any changes subsequent to the date hereof) in writing by Agent.

(f)Section 2.01(c) of the Agreement is hereby amended to read in its entirety as follows:

(c)Notwithstanding anything to the contrary, any purchase of a Jumbo Mortgage Loan or a Non-QM Mortgage Loan hereunder shall be made on an uncommitted basis and the Buyer shall have no obligation to enter into Transactions with respect to any Jumbo Mortgage Loans or Non-QM Mortgage Loans, which Transactions shall be entered into in the sole discretion of Buyer.

(g)Section 6.28 of the Agreement is hereby amended to read in its entirety as follows:

6.28Origination and Acquisition of Mortgage Loans.  The Mortgage Loans were originated by the Seller or a Qualified Originator, and the origination and collection practices used by the Seller or Qualified Originator, as applicable, with respect to the Mortgage Loans have been, in all material respects legal and in compliance with all laws with respect to unfair and deceptive lending practices and Predatory Lending Practices, proper, prudent and customary in the residential mortgage loan origination and servicing business and in accordance with the Underwriting Guidelines, and except with respect to any Jumbo Mortgage Loans or Non-QM Mortgage Loans, in accordance with FHA, VA, RHS, Ginnie Mae, Fannie Mae and Freddie Mac standards as applicable.  The Seller shall assure that the Buyer has access to the Freddie Mac Loan Prospector (LP) Fannie Mae DeskTop Underwriting (DU) to confirm the approved status of the Mortgage Loans under such programs; provided that LP and DU are not used for Mortgage Loans that are part of the “VA IRRRL”or “FHA Streamline” programs.  All Agency Mortgage Loans are in conformity with the Underwriting Guidelines and are eligible for sale to Fannie Mae or Freddie Mac or for guaranty by Ginnie Mae, the VA or the RHS or for insurance by the FHA, and satisfy all applicable requirements for delivery to the appropriate Agency.  Each of the Mortgage Loans complies with the representations and warranties listed in Schedule 1 hereto.  The Seller shall provide written notice to the Buyer and the Agent of any material change in the process and standards pursuant to which Qualified Originators are approved and shall notify the Buyer and the Agent of any Qualified Originators that are approved following the Effective Date.

(h)Section 7.28 of the Agreement is hereby amended to read in its entirety as follows:

7.28Removal of Mortgage Loans in Violation of the Ability to Repay Rule.  Notwithstanding anything contained herein to the contrary, the Seller hereby covenants and agrees to follow all instructions or directions received from Buyer (including repurchasing any Mortgage Loan at a price equal to the Repurchase Price allocable to such Mortgage Loan), at any time during the term of this Repurchase Agreement, with respect to any Mortgage Loan in which there are any actions, suits, arbitrations, investigations or proceedings pending or threatened against the Seller that question or challenge the compliance of the Mortgage Loan with 12 CFR 1026.43(c), including all applicable official staff commentary (the "Ability to Repay Rule").

(i)Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (i) in its entirety and replacing it with the following:

(i)Location and Type of Mortgaged Property.  The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a dwelling which, (a) in the case of an Agency Mortgage Loan, is acceptable under the Underwriting Guidelines and is acceptable to the related Agency pursuant to the applicable Agency Guide and, (b) in the case of a Jumbo Mortgage Loan or a Non-QM Mortgage Loan is acceptable under the Underwriting Guidelines.  No residence or dwelling is a mobile home or a manufactured dwelling.  No portion of the Mortgaged Property is used for commercial purposes.  Each Jumbo Mortgage Loan or Non-QM Mortgage Loan identified on the Mortgage Loan Schedule as a Jumbo Mortgage Loan or Non-QM Mortgage Loan, respectively.

(j)Clause (a) to sub-section (o) of Part I of Schedule 1 of the Agreement is hereby amended to read in its entirety as follows:

(a)in the case of a Jumbo Mortgage Loan, 80% and in the case of a Non-QM  Mortgage Loan, 90%, and

(k)Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (t) in its entirety and replacing it with the following

(t)Origination; Payment Terms.  The Mortgage Loan was originated by or in conjunction with a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority.  Monthly Payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan.  The Mortgage Note Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Note Interest Rate Cap.  The Mortgage Note is payable on the first day of each month.  Other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan, the Mortgage Loan is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Note Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate.  The term of any Mortgage Loan shall not exceed thirty (30) years.  Each Non-QM Mortgage Loan is a fixed rate Mortgage Loan and no Non-QM Mortgage Loan is an interest-only mortgage loan.

(l)Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (v) in its entirety and replacing it with the following:

(v)Conformance with Underwriting Guidelines and Agency Standards.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines and, in the case of an Agency Mortgage Loan, all provisions of the applicable Agency Guide.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae or Ginnie Mae, as applicable, and in the case of any Jumbo Mortgage Loan or Non-QM Mortgage Loan, Fannie Mae and Freddie Mac, and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(m)Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (cc) in its entirety and replacing it with the following:

(cc)No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. Except with respect to any Agency Mortgage Loan that was originated in connection with an Agency approved program permitting the establishment of a temporary buydown account from which payments on the related Mortgage Loan shall be made, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  With respect to any Agency Mortgage Loan originated pursuant to such an Agency approved temporary buydown program, (i) the related Mortgagor satisfied the Underwriting Guidelines and all provisions of any Agency Guide and qualified for the related Mortgage Loan at the fully indexed rate; (ii) the Mortgage and the Note reflect the permanent payment terms rather than the payment terms of the buydown agreement; (iii) the buydown agreement provides for the payment by the related Mortgagor of the full amount of the Monthly Payment on any Due Date that the buydown funds are not available; (iv) the buydown funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the LTV of the Mortgage Loan and, if required under any Agency Guide, the terms of the buydown agreement were disclosed to the appraiser of the Mortgaged Property; (v) the buydown funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the related Mortgage Loan; and (vi) as of the date of origination of the Mortgage Loan, the provisions of the related buydown agreement complied with all requirements of any Agency Guide.

(n)Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (jj) in its entirety and replacing it with the following:

(jj)Appraisal.  With respect to each Mortgage Loan, other than an Agency Mortgage Loan for which the related Agency has granted a property inspection waiver, the Mortgage File contains either (i) an appraisal of the related Mortgaged Property or Cooperative Unit signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or Cooperative Unit or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of (a) in the case of a Jumbo Mortgage Loan or a Non-QM Mortgage Loan, Fannie Mae and Freddie Mac, or (b) in the case of an Agency Mortgage Loan, Fannie Mae, Freddie Mac, Ginnie Mae, FHA, RHS or VA, as applicable, and in any case, Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated, or (ii) in the case of an Agency Mortgage Loan, another valuation model otherwise permitted under applicable Agency Guides and acceptable to Buyer.

(o)Part I of Schedule 1 of the Agreement is hereby amended by adding a new sub-section (ddd) to read in its entirety as follows:

(ddd)ATR; Qualified Mortgages.  With respect to each Mortgage Loan, where an application for the Mortgage Loan was taken on or after January 10, 2014, such Mortgage Loan: (i) complies with the “ability to repay” standards as set forth in Section 129C(a) of the federal Truth-in-Lending Act, 15 U.S.C. 1639c(a), as further noted in Regulation Z, 12 C.F.R Part 1026.43(c), as may be amended from time to time; and (ii) except with respect to any Non-QM Mortgage Loan, is a “Qualified Mortgage” as defined in Section 129C(b) of the federal Truth-in-Lending Act, 15 U.S.C. 1639c(b) and as further defined in Regulation Z, 12 C.F.R. Part 1026.43(e), as may be amended from time to time, where the annual percentage rate did not exceed the average price offer rate for a comparable transaction as of the date the interest rate was set by 1.5% or more.

(p)The definition of Loan to Value Ratio or LTV Part II of Schedule 1 of the Agreement is hereby amended to read in its entirety as follows:

“Loan-to-Value Ratio” or “LTV” means (a) with respect to any Jumbo Mortgage Loan or Non-Qualified Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (i) the Appraised Value of the Mortgaged Property at origination or (ii) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property, and (b) with respect to any Agency Mortgage Loan, the loan to value ratio of such Mortgage Loan as determined in accordance with the Agency Guides of the Agency which is insuring or guaranteeing such Mortgage Loan or to which such Mortgage Loan is eligible to be sold.

Section 2.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 3.Effectiveness.  This Amendment Number Fourteen shall become effective as of the date that the Agent shall have received:

(a)counterparts hereof duly executed by each of the parties hereto, and

(b)counterparts of that certain Amendment Number Fifteen to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

Section 4.Fees and Expenses.  Sellers agree to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Fourteen (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 13.04 and 13.06 of the Agreement.

Section 5.Representations.  Each Seller hereby represents to Buyer and Agent that as of the date hereof, such Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

Section 6.Binding Effect; Governing Law.  This Amendment Number Fourteen shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER FOURTEEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 7.Counterparts.  This Amendment Number Fourteen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  The parties intend that faxed signature pages and electronically imaged signatures, such as .pdf files shall constitute original signatures and are binding on all parties.

Section 8.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Fourteen need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Fourteen to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P. (Seller)

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

MORGAN STANLEY BANK, N.A.
(Buyer)

By:	/s/ Michelangelo Raimondi
Name:	Michelangelo Raimondi
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)

By:	/s/ Vanessa Vanacker
Name:	Vanessa Vanacker
Title:	Authorized Signatory